UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 11, 2016

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2016, the Compensation Committee of the Board of Directors of Glu Mobile Inc. (“Glu”), in connection with its executive compensation review held annually each October, approved changes to the compensation of certain Glu executive officers as follows:

•

Nick Earl, Glu’s President of Global Studios: Mr. Earl’s annual base salary was increased from $350,000 to $375,000, effective as of October 3, 2016, and Mr. Earl’s target and maximum bonus percentages under Glu’s 2016 Executive Bonus Plan were increased from 50% and 100% to 100% and 200%, respectively; and

•	Scott Leichtner, Glu’s Vice President and General Counsel: Mr. Leichtner’s annual base salary was increased from $275,000 to $305,000, effective as of October 3, 2016.

The revised target and maximum bonus amounts for Mr. Earl under Glu’s 2016 Executive Bonus Plan are set forth in the table below:

Executive Officer	2016 Target Percentage	2016 Maximum Percentage	Revised 2016 Salary	Revised 2016 Target Bonus	Revised 2016 Maximum Bonus
Nick Earl	100%	200%	$375,000	$375,000	$750,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: October 13, 2016	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel